APPENDIX 1

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF MOTOROLA

     The following table sets forth the name, business address, and principal occupation or employment at the present time for each director and executive officer of Motorola. Unless otherwise noted, each such person is a citizen of the United States. In addition, unless otherwise noted, each such person's business address is 1303 East Algonquin Road, Schaumburg, Illinois 60196.

DIRECTORS OF MOTOROLA, INC.


Christopher B. Galvin....Chairman of the Board and Chief Executive Officer,
Motorola, Inc.

Robert W. Galvin....Chairman of the Executive Committee, Motorola, Inc.

Robert L. Growney....President and Chief Operating Officer, Motorola, Inc.

Ronnie C. Chan....Chairman, Hang Lung Development Group. His business address is: Hang Lung Development Company Limited, 28/F Standard Chartered Bank Building, 4 Des Voeux Road Central, Hong Kong. Mr. Chan is a U.S. citizen residing in Hong Kong.

H. Laurance Fuller....Co-Chairman of the Board of Directors, BP Amoco,
p.l.c. His business address is: BP Amoco, p.l.c., 200 East Randolph Street, Chicago, IL 60601.

Anne P. Jones....Consultant. Her business address is: 5716 Bent Branch
Road, Bethesda, MD 20816.

Donald R. Jones....Retired; formerly Chief Financial Officer, Motorola,
Inc. His business address is: 182 Old Wick Lane, Inverness, IL 60067.

Judy C. Lewent....Senior Vice President and Chief Financial Officer, Merck
& Co., Inc. Her business address is: Merck & Co., Inc., One Merck Drive, Whitehouse Station, NJ 08889.

Dr. Walter E. Massey....President of Morehouse College. His business address is: Morehouse College, 830 Westview Drive, SW, Atlanta, GA 30314.

Nicholas Negroponte....Director of the Massachusetts Institute of
Technology Media Laboratory. His business address is: Massachusetts Institute of Technology Media Lab, 20 Ames St. E15-210, Cambridge, MA 02139.

John E. Pepper, Jr....Chairman of the Executive Committee of the Board of
Directors, Procter & Gamble Co. His business address is: Procter & Gamble Co., One Procter & Gamble Plaza, Cincinnati, OH 45202.

Samuel C. Scott III....President and Chief Operating Officer, Corn Products
International. His business address is: CPC International, Inc. 6500 Archer Road, Summit-Argo, IL 60501.

Gary L. Tooker....Retired; formerly Chairman of the Board, Motorola, Inc.

B. Kenneth West....Senior Consultant for Corporate Governance to Teachers
Insurance and Annuity Association-College Retirement Equities Fund. His business address is: Harris Bankcorp, Inc. P.O. Box 775, Chicago, IL 60609.

Dr. John A. White....Chancellor, University of Arkansas. His business address is: University of Arkansas, 425 Administration Building,
Fayetteville, AR 72701.



EXECUTIVE OFFICERS OF MOTOROLA (WHO ARE NOT ALSO DIRECTORS OF MOTOROLA)

Keith J. Bane....Executive Vice President and President, Global Strategy
and Corporate Development.

Robert L. Barnett....Executive Vice President and President, Commercial,
Government and Industrial Solutions Sector, Communications Enterprise.

Edward D. Breen...Executive Vice President and President, Broadband Communications Sector, Communications Enterprise.

Arnold S. Brenner....Executive Vice President and President, Global
Government Relations.

Glenn A. Gienko....Executive Vice President and Motorola Director of Human
Resources.

Merle L. Gilmore....Executive Vice President and President, Communications
Enterprise.

Joseph M. Guglielmi....Executive Vice President and President, Integrated
Electronic Systems Sector.

Bo Hedfors....Executive Vice President and President, Network Solutions
Sector, Communications Enterprise.  Mr. Hedfors is a citizen of Sweden.

Carl F. Koenemann....Executive Vice President and Chief Financial Officer.

Ferdinand C. Kuznik....Executive Vice President and President, Motorola
Europe, Middle East, and Africa.

A. Peter Lawson....Executive Vice President, General Counsel and Secretary.

James A. Norling....Executive Vice President, Deputy to the Chief Executive
Office and President, Personal Communications Sector, Communications
Enterprise.

C. D. Tam....Executive Vice President and President, Asia Pacific Region.
Mr. Tam is a citizen of Hong Kong and permanent resident of the United
States.

Frederick T. Tucker....Executive Vice President, Deputy to the Chief
Executive Office and President, Semiconductor Products Sector.

Richard W. Younts....Executive Vice President and Senior Advisor on Asian
Affairs.